Exhibit 11
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Arvin Industries, Inc.
Computation of Earnings Per Share of Common Stock
(Amounts in millions, except per share amounts)


                                                                     Unaudited              Unaudited
                                                                 ------------------     ------------------
                                                                 Three Months Ended      Six Months Ended
                                                                 ------------------     ------------------
                                                                 July 2,    July 3,     July 2,    July 3,
                                                                  1995       1994        1995       1994
                                                                 -------    -------     -------    -------
Primary Earnings Per Share
        Income from continuing operations                       $    5.6   $   14.0    $    9.9   $   19.1
        Income from discontinued operation, net of tax               0.0        0.0         0.7        0.2
                                                                 -------    -------     -------    -------
        Net income to common stock                              $    5.6   $   14.0    $   10.6   $   19.3
                                                                 =======    =======     =======    =======

        Average shares of common stock outstanding                  22.3       22.2        22.3       22.1
        Incremental common shares applicable to common
          stock options based on the common stock daily
          average market price during the period                     0.1        0.2         0.1        0.3
                                                                 -------    -------     -------    -------
        Average common shares, as adjusted                          22.4       22.4        22.4       22.4
                                                                 =======    =======     =======    =======

        Earnings per average share of  common stock
          (including common stock equivalents):
            Continuing operations                               $   0.25   $   0.63    $   0.45   $   0.85
            Discontinued operations                                   --         --        0.03       0.01
                                                                 -------    -------     -------    -------
                                                                $   0.25   $   0.63    $   0.48   $   0.86
                                                                 =======    =======     =======    =======
Fully Diluted Earnings Per Share: (1)
        Income from continuing operations                       $    5.6   $   14.0    $    9.9   $   19.1
        Income from discontinued operation, net of tax               0.0        0.0         0.7        0.2
                                                                 -------    -------     -------    -------
        Net income                                                   5.6       14.0        10.6       19.3
        Add back 7.5% convertible debentures' after tax
          interest expense.                                          0.9        1.1         1.9        2.2
                                                                 -------    -------     -------    -------
        Net income to common stock assuming full dilution       $    6.5   $   15.1    $   12.5   $   21.5
                                                                 =======    =======     =======    =======

        Average shares of common stock outstanding                  22.3       22.2        22.3       22.1
        Incremental common shares applicable to common stock
          options based on the more dilutive ending or average
          market price of the common stock during the period         0.1        0.2         0.1        0.4
        Average common shares issuable assuming conversion
          of 7.5% convertible subordinated debentures                2.9        3.4         2.9        3.4

                                                                 -------    -------     -------    -------
        Average common shares assuming full dilution                25.3       25.8        25.3       25.9
                                                                 =======    =======     =======    =======

        Fully diluted earnings per average share assuming
          conversion of all applicable securities:
            Continuing operations                               $   0.26   $   0.59    $   0.47   $   0.83
            Discontinued operations                                   --         --        0.03       0.01
                                                                 -------    -------     -------    -------
                                                                $   0.26   $   0.59    $   0.50   $   0.84
                                                                 =======    =======     =======    =======

1)  Fully diluted earnings per share amounts are shown for the second quarter and six months of 1995 in accordance with Securities and Exchange Commission requirements although not in accordance with A.P.B. 15 because they result in anti-dilution.

See notes to consolidated financial statements.
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